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                                   EXHIBIT 21

                        MEADOWBROOK INSURANCE GROUP, INC.
                              LIST OF SUBSIDIARIES




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
                                                      Meadowbrook Insurance Group, Inc.
                                                      t/k/a Star Holding Company    50%

Meadowbrook, Inc.                                     American Indemnity Insurance Co., Ltd.     Crest Financial Corporation
                                                      Star Insurance Co. (50%)
Association Self Insurance                                                                       American Highway Carriers
Services, Inc.                                        Savers Property and Casualty               Association
                                                      Insurance Co.
Meadowbrook Intermediaries, Inc.                                                                 Liberty Premium Finance, Inc.
                                                      Southeastern Holding Corp.
Meadowbrook Risk Management, Inc.                                                                Interline Insurance Services, Inc.
                                                      Ameritrust Insurance Corporation
Meadowbrook of Nevada, Inc.                                                                      Commercial Carriers Insurance
                                                      Williamsburg National Insurance Co.        Agency, Inc.
Meadowbrook Insurance Agency, Inc.
                                                      Preferred Insurance Company, Ltd.
Meadowbrook Risk Management, Ltd.                       (Bermuda) (94.1%)
 (Barbados)

Meadowbrook Risk Management, Limited
(Bermuda) (80%)

Meadowbrook International, Ltd.

Florida Preferred Administrators, Inc.

Case Management Resources, Inc.

Meadowbrook of Florida, Inc.

Meadowbrook Insurance, Inc.

Preferred Insurance Agency, Inc.

Preferred Comp Insurance Agency of
New Hampshire, Inc.

TPA Insurance Agency, Inc.

TPA Insurance Agency of New Hampshire, Inc.

Meadowbrook of Canada, Ltd.

Market Place Resources, Inc.

Physicians One Stop National Purchasing Group, Inc.

National Realty Liability Alliance, Inc.
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